UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of August 25, 2010, the Board of Directors appointed Greg Becker as President of SVB Financial Group (the “Company”) in light of his overall responsibilities within the organization. Mr. Becker was previously President of Silicon Valley Bank, the Company’s primary banking subsidiary (the “Bank”). He will now serve as President of both the Company and the Bank. Ken Wilcox continues to serve as Chief Executive Officer of the Company and the Bank.

Mr. Becker, age 42, joined the Company in 1993 as part of the Bank’s Northern California Technology Division. In 1995, he joined the National Division and in 1996, opened the Bank’s regional office in Boulder, Colorado, serving as Senior Vice President and Manager. Mr. Becker served as the Division Manager of the Venture Capital Group from 1999 to 2001 and as Chief Banking Officer from 2002 to 2003. In 2003, he was appointed Chief Operating Officer, Commercial Bank, and then as President, Silicon Valley Bank, in 2008. Mr. Becker holds a bachelor’s degree in Finance from Indiana University.

Mr. Becker is a party to the following transactions with the Company, which are required to be disclosed in this report under applicable SEC rules. He participates in the Company’s SVB Qualified Investors Funds (the “QIFs”), which are investment funds formed by the Company for employee participants that meet certain eligibility requirements. All employee participants are required to invest in the QIFs with their own money, but the Company manages the fund and pays all associated administrative costs. Mr. Becker’s interest in the QIFs is disclosed in the Company’s most recently-filed annual proxy statement. Mr. Becker does not have any familial relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

In addition, on August 31, 2010, the Company announced the transition of Mark MacLennan into a new role within the organization. Mr. MacLennan previously served as President of SVB Capital, the Company’s funds management business. As of August 31, Mr. MacLennan will serve as Head of Corporate Finance, leading a division within the Bank that serves the Company’s larger corporate clients.

Item 7.01	Regulation FD Disclosure.

On August 31, 2010, the Company issued a press release announcing the changes described above in Item 5.02 of this report. The information in the press release, which is attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 31, 2010, announcing certain organizational changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	SVB FINANCIAL GROUP

	By:	/S/ KEN WILCOX
	Name:	Ken Wilcox
	Title:	Chief Executive Officer